                                                             EXHIBIT (a)(1)(iii)




                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                        TENDER OF SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)
                                       OF
                          CYPRESS COMMUNICATIONS, INC.
                                       TO
                            CYPRESS MERGER SUB, INC.
                          A WHOLLY OWNED SUBSIDIARY OF
                               U.S. REALTEL, INC.
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         This Notice of Guaranteed Delivery (or one substantially in the form hereof) must be used to accept the Offer (as defined below) if (a) certificates representing shares of Common Stock, par value $.001 per share (the "Common Stock") including the associated rights to purchase preferred stock pursuant to the Rights Agreement (as defined in the Offer to Purchase) (the "Rights" and together with the Common Stock, the "Shares"), of Cypress Communications, Inc., a Delaware corporation ("Share Certificates") are not immediately available; (b) time will not permit all required documents to reach LaSalle Bank National Association (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of "The Tender Offer" of the Offer to Purchase (as defined below)); or
(c) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of "The Tender Offer" of the Offer to Purchase.


                        The Depositary for the Offer Is:
                        LASALLE BANK NATIONAL ASSOCIATION

                            By Facsimile Transmission
                                 (312) 904-2236

                         Confirm Facsimile by Telephone:
                                 (312) 904-2584

  By Mail or Overnight Courier:                        By Hand in New York:
LaSalle Bank National Association                      The Bank of New York
    135 South LaSalle Street                           ATTN: Rolando Salazar
            Room 1811                               15 Broad Street, 16th Floor
     Chicago, Illinois 60603                         New York, New York 10286

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

LADIES AND GENTLEMEN:

         The undersigned hereby tender(s) to Cypress Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of U.S. RealTel, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 22, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of "The Tender Offer" of the Offer to Purchase.



Number of Shares:

-------------------------------------------

Certificate No.(s) (If Available):


------------------------------------------


------------------------------------------

Check this box if Shares will be delivered by book-entry transfer: [ ]

Account No.
            ------------------------------

Date:                             , 2002
      ----------------------------


Name(s) of Holders:

------------------------------------------


------------------------------------------
(Please Type or Print)

Address(es):
            ------------------------------

------------------------------------------
              (Zip Code)

Daytime Area Code and Telephone Number:


------------------------------------------

Signature(s) of Holders
                        ------------------

                        ------------------

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

         The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program (an "Eligible Institution"), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of either the Share Certificates evidencing all Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile copy thereof with original signature(s)) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and any other documents required by the Letter of Transmittal, within three Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so could result in a financial loss to such Eligible Institution.


--------------------------------------------------------------------------------

Name of Firm:
             -------------------------------------------------------------------

             -------------------------------------------------------------------
                                           Authorized Signature


Address:
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------
                                           Zip Code
Title:
        ------------------------------------------------------------------------

Name
     --------------------------------------------------------------------------
                                           Please Type or Print

Area Code and Telephone No.

-------------------------------------------------------
Date:                             , 2002
      ----------------------------


NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


                                       3